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                                                                      EXHIBIT 22
                              LIST OF SUBSIDIARIES

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        NAME                                       JURISDICTION OF INCORPORATION
Duck Ventures, Inc.                                             Arizona
Ugly Duckling Car Sales, Inc.                                   Arizona
Champion Acceptance Corp.                                       Arizona
Champion Financial Services, Inc.                               Arizona
Cygnet Finance, Inc.                                            Arizona
UDRAC, Inc.                                                     Arizona
Champion Receivables Corp.                                      Delaware
UDRAC Rentals, Inc.                                             Arizona
Drake Insurance Services, Inc.                                  Arizona
Drake Insurance Agency, Inc.                                    Arizona
Drake Property & Casualty Insurance Company             Turks and Caicos Islands
Drake Life Insurance Company                            Turks and Caicos Islands
Ugly Duckling Car Sales Florida, Inc.                           Florida
Ugly Duckling Car Sales New Mexico, Inc.                      New Mexico
Ugly Duckling Car Sales Texas, L.L.P.                           Arizona
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